                                  EXHIBIT 99.2

ARIAD PHARMACEUTICALS, INC. HAS OMITTED FROM THIS EXHIBIT 99.2 PORTIONS OF THE AGREEMENT FOR WHICH ARIAD PHARMACEUTICALS, INC. HAS REQUESTED CONFIDENTIAL TREATMENT FROM THE SECURITIES AND EXCHANGE COMMISSION. THE PORTIONS OF THE AGREEMENT FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED ARE MARKED WITH BRACKETS AND AN ASTERISK AND SUCH CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                             RESTRUCTURING AGREEMENT
                     (SRC RESEARCH AND DEVELOPMENT PROGRAM)

      THIS SRC RESTRUCTURING AGREEMENT (this "Agreement") is entered into this 31st day of December, 1999, by and between HOECHST MARION ROUSSEL (France), a stock company formed under the laws of France ("HMR S.A."), and ARIAD PHARMACEUTICALS, INC., a Delaware corporation ("ARIAD").

                              W I T N E S S E T H:

      WHEREAS, HMR S.A., as successor in interest to Roussel Uclaf S.A., a French corporation, and ARIAD are parties to that certain Collaborative Research and License Agreement dated as of November 6, 1995 (the "RU Agreement"); and

      WHEREAS, HMR S.A. and ARIAD have been engaged in the Research and Development Program;

      WHEREAS, the parties have decided that it is in their respective best interests to restructure their relationship regarding the Research and Development Program and to terminate the RU Agreement; and

      WHEREAS, Aventis Pharmaceuticals Inc., a Delaware corporation (formerly known as Hoechst Marion Roussel, Inc.), and ARIAD have simultaneously herewith entered into that certain Restructuring Agreement (the "Restructuring Agreement"), which provides for, among other things, the restructuring of the transactions related to the formation and operation of the Hoechst-ARIAD Genomics Center, LLC.

      NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the parties hereto, intending to be legally bound, hereby agree as follows:

      1. DEFINITIONS. Unless otherwise provided herein, all capitalized terms used herein shall have the meanings set forth on SCHEDULE 1 hereto.

      2. ASSIGNMENT AND ASSUMPTION OF ARIAD OWNED TECHNOLOGY, JOINT TECHNOLOGY AND ROUSSEL OWNED TECHNOLOGY. As of the Effective Time, HMR S.A. hereby sells, assigns and transfers to ARIAD all of its right, title and interest in and to, and ARIAD hereby accepts such sale, assignment and transfer of, ARIAD Owned Technology (if any), Joint Technology and ROUSSEL Owned Technology (as such terms are defined in Schedule 1), each as in existence as of the Effective Time, and including without limitation the Joint Technology and ROUSSEL Owned Technology listed on
SCHEDULE 2 hereto (collectively, the "Assigned Technology"). To the best of HMR S.A.'s knowledge, Schedule 2 contains a true and complete list of all patent applications and patents claiming any element of the Joint Technology or ROUSSEL Owned Technology.

                                       [*]

                      In furtherance of the foregoing, the Assigned Technology




                                       [*]




                                        does and shall grant



                                       [*]



                                                      provided, however, that

                                       [*]

                                                                            set
forth in this sentence, and the right to


                                       [*]

                                             .

      3. TANGIBLE MATERIALS. In furtherance of the provisions of Section 2 hereof, HMR S.A. will deliver to ARIAD, no later than January 31, 2000, such manuals, standard operating procedures, assay methods, process descriptions and the like, and all other tangible materials (including without limitation copies of research results and other records, copies of relevant portions of laboratory notebooks, biological materials and chemical materials) that are ARIAD

Owned Technology, Joint Technology or ROUSSEL Owned Technology), including without limitation the items listed on SCHEDULE 3 hereto (collectively, the "Tangible Materials"); provided, however, that a reasonable additional period of time shall be permitted for the delivery as promptly as practicable to ARIAD of Tangible Materials relating to the deconvolution of certain libraries.

      4.    UNDERTAKINGS.

            (a) In furtherance of the provisions of Sections 2 and 3 hereof, designated representatives of HMR S.A. and its Affiliates shall meet with designated representatives of ARIAD at the location in France and on the dates set forth on Schedule 4 hereof, at which meeting HMR S.A. shall review and discuss with ARIAD the status of the Research and Development Program as concluded as of the Effective Time and the Assigned Technology. The identities of the persons who will attend such meeting on behalf of HMR S.A. and its Affiliates, and on behalf of ARIAD, are set forth on Schedule 4.

            (b) After transferring all Assigned Technology (including Tangible Materials) to ARIAD, HMR S.A. shall, as soon as practicable after the Effective Time and subject to the proviso in the last sentence of Section 11(b) hereto, take all steps necessary to destroy, delete and/or remove all data and information relating to Compounds (including screening of such Compounds), the Research and Development Program and the Assigned Technology, whether the same is in written form or in electronic form and contained in the computers, databases and other electronic media of HMR S.A. and its Affiliates and successors, to the extent that the isolation and destruction, deletion and/or removal of such data and information is feasible. Notwithstanding anything to the contrary contained in this Agreement, (i) HMR S.A. and its Affiliates shall be entitled to retain and use copies of publicly available materials, and (ii) patent counsel for HMR S.A. and its Affiliates shall be entitled to retain and use copies of data and information relating to Assigned Technology applicable to, and for the sole purpose of, supporting the patentability, including without limitation the utility or industrial applicability, of Compounds, compounds and methods of HMR S.A. or its Affiliates, described on Schedule 2; it being understood that access by HMR S.A. and its Affiliates to the data and information relating to the Assigned Technology for the purposes described in clause (ii) of this sentence is strictly limited to inventors and in-house and outside patent counsel for HMR S.A. and its Affiliates.

            (c) After the Effective Time, ARIAD shall undertake and assume all costs and expenses associated with the Assigned Technology, including without limitation those related to prosecution of patent rights (except as set forth in Schedule 2), but only to the extent such costs and expenses relate to its ownership or actions, events or omissions occurring after the Effective Time. HMR S.A. shall have no responsibility for costs and expenses relating to the Assigned Technology (except as set forth on Schedule 2) or to ARIAD's possession of, or actions, events or omissions associated with, the Assigned Technology occurring after the Effective Time. Except as provided in the RU Agreement, ARIAD shall have no responsibility for costs and expenses relating to the Assigned Technology or to HMR S.A.'s or its Affiliates' possession of, or actions, events or omissions associated with, the Assigned Technology occurring prior to the Effective Time.

            (d) Except as set forth in Section 4(b) hereof, HMR S.A. acknowledges and agrees that neither it nor any of its Affiliates shall use any Assigned Technology for any purpose following the Closing.

      5. TERMINATION OF RU AGREEMENT. As of the Effective Time, the RU Agreement shall be terminated in its entirety (including, without limitation, any survival provisions) and, notwithstanding anything in the RU Agreement to the contrary, the parties shall have no rights or obligations thereunder.

      6.    CONSIDERATION.

            (a) ONE-TIME PAYMENT UPON [*]. In the event that ARIAD shall enter into any transaction with a third party, which transaction will provide such third party directly or indirectly with rights to [*], ARIAD shall,

                                       [*]

        .  For purposes of clarification,

                                       [*]
                .

            (b) MILESTONES. ARIAD shall, [*] days following the occurrence of the triggering event, pay to HMR S.A. the following milestone payments with respect to

                                       [*]

                       :

                  (i)

                                       [*]

                                              ; and

                  (ii)

                                       [*]

                          .

            (c)   FURTHER PAYMENTS.

                  (i) Until such time as the condition in Section 6(e) hereof is achieved, ARIAD shall pay HMR S.A.:

            (A) an amount based on the [*] equal to [*] actually received by ARIAD or any of its Affiliates in each Fiscal Year;

            (B) an amount based on [*] equal to [*] actually received by ARIAD or any of its Affiliates in each such Fiscal Year;

            (C) an amount based on [*] equal to [*] actually received by ARIAD or any of its Affiliates in each Fiscal Year; and

            (D) an amount equal to [*] actually received by ARIAD or any of its Affiliates with respect to [*], as the case may be, by licensees of ARIAD or any of its Affiliates in each Fiscal Year; provided, however, that the amounts payable by ARIAD to HMR S.A. in each Fiscal Year under the preceding clause (D) shall be:

                   (x) [*] by licensees of ARIAD or any of its Affiliates of
                       [*];

                   (y) [*] by licensees of ARIAD or any of its Affiliates of
                       [*]; and

                   (z) [*] by licensees of ARIAD or any of its
                       Affiliates of [*].

In furtherance of the foregoing and for purposes of clarification, if a product is

                                       [*]


                                                then, unless (i) such product is
                                       [*]


                                     or (ii)
                                       [*]
                            the payment on the [*] shall be calculated using the

                                       [*]
                                                       .

            (ii) Such amounts shall be paid by ARIAD within ninety (90) days after the end of each Fiscal Quarter in which Net Sales are made by ARIAD or any of its Affiliates or payments from licensees are received. Such payments shall be accompanied by a report showing the quantity and Net Sales of each Human Therapeutic Product or Human Therapeutic Non-Field Product sold by ARIAD or any Affiliate or licensee in each country and a calculation of the amount due pursuant to this Section 6(c).

            (iii) ARIAD and its Affiliates shall keep, and shall cause its licensees to keep, for five (5) years from the date of each such payment complete and accurate records of sales by ARIAD and its Affiliates and licensees of each Human Therapeutic Product or Human Therapeutic Non-Field Product in sufficient detail to allow the accruing of such payments to be determined accurately. HMR S.A. will have the right for a period of three (3) years after receiving any report or statement with respect to payments due and payable to appoint at its expense an independent certified public accountant reasonably acceptable to ARIAD to inspect the relevant records of ARIAD and its Affiliates to verify such report or statement. ARIAD and its Affiliates shall each make its records available for inspection by such independent certified public accountant during regular business hours at such place or places where such records are customarily kept, upon reasonable notice from HMR S.A., solely to verify the accuracy of the reports and payments. At the written request of HMR S.A., and as part of the exercise by HMR S.A. of the aforesaid right to inspect the records of ARIAD and its Affiliates, ARIAD will exercise its rights to inspect the records of its licensees (and ARIAD will ensure that its agreements with its licensees permit such inspection) and provide HMR S.A. with the results of such inspection. Such inspection right shall not be exercised more than once in any calendar year nor more than once with respect to sales of any Human Therapeutic Product or Human Therapeutic Non-Field Product in any given period. HMR S.A. agrees to hold in strict confidence all information concerning such payments and reports, and all information learned in the course of any audit or inspection, except to the extent necessary for HMR S.A. to reveal such information in order to enforce its rights under this Agreement or if disclosure is required by law. The results of each inspection, if any, shall be binding on both parties. HMR S.A. shall pay for such inspections, except that in the event that there is any upward adjustment in aggregate amounts payable for any Fiscal Year shown by such inspection of more than two percent (2%) of the amount paid, ARIAD shall pay for such inspection.

            (d) LATE PAYMENTS. Payments not made within the time periods set forth in Sections 6(a), 6(b) and 6(c) hereof, respectively, shall bear interest at a rate of the lesser of (i) one percent (1%) per month and (ii) the maximum rate allowed under applicable law, from the due date until paid in full.

            (e) MAXIMUM PAYMENTS. The maximum aggregate amount of payments due by ARIAD to HMR S.A. pursuant to Sections 6(b) and 6(c) hereof shall be

                                       [*]
                                      by ARIAD and its Affiliates and licensees.

      7. DISCLAIMER. EXCEPT AS OTHERWISE PROVIDED IN SECTIONS 9(f) AND 9(g) OF THIS AGREEMENT, HMR S.A. MAKES NO WARRANTIES OR REPRESENTATIONS OR WARRANTIES WHATSOEVER, WHETHER EXPRESSED OR IMPLIED, IN RESPECT OF THE ASSIGNED TECHNOLOGY OR ARIAD'S ABILITY TO PURSUE RESEARCH, DEVELOPMENT OR COMMERCIALIZATION ACTIVITIES WITH RESPECT TO THE ASSIGNED TECHNOLOGY AND HEREBY DISCLAIMS WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF OTHERS WITH RESPECT TO ANY AND ALL OF THE FOREGOING.

      8. INDEMNIFICATION. ARIAD shall indemnify, defend and hold harmless HMR S.A., its Affiliates and their respective directors, officers, employees and agents, and their respective successors, heirs and assigns (the "HMR S.A. Indemnitees"), against any liability, damage, loss or expense (including reasonable attorneys' fees and expenses of litigation) incurred by or imposed upon the HMR S.A. Indemnitees, or any one of them, in connection with any claims, suits, actions, demands or judgments of third parties, including, without limitation, personal injury and product liability matters (except in cases where such claims, suits, actions, demands or judgments result from the gross negligence or willful misconduct on the part of HMR S.A.) arising out of the development, testing, production, manufacture, promotion, import, sale or use by any person of any Human Therapeutic Product or Human Therapeutic Non-Field Product which is manufactured or sold by ARIAD, or by an Affiliate, licensee, distributor or agent of ARIAD.

      9. REPRESENTATIONS AND WARRANTIES OF HMR S.A. As of the Effective Time, HMR S.A. hereby represents and warrants to ARIAD as follows:

            (a) ORGANIZATION. HMR S.A. is a corporation duly organized, validly existing and in good standing under the laws of France.

            (b) AUTHORIZATION. The execution, delivery and performance by HMR S.A. of this Agreement have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of its stockholders or (ii) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to it or any provision of its charter documents.

            (c) BINDING AGREEMENT. This Agreement is a legal, valid and binding obligation of HMR S.A. enforceable against it in accordance with its terms.

            (d) NO INCONSISTENT OBLIGATIONS. HMR S.A. is not under any obligation to any person, entity, contractual or otherwise, that is materially conflicting or materially inconsistent in any respect with the terms of this Agreement or that would materially impede the diligent and complete fulfillment of its obligations.

            (e) CONSENTS. No consent of any natural person, corporation, partnership, proprietorship, association, trust or other legal entity is required to be obtained by HMR S.A. to the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, including without limitation, consents to the assignment of the Assigned Technology.

            (f) LITIGATION OR ADMINISTRATIVE PROCEEDINGS. There is no action, suit, proceeding, investigation, or arbitration pending before any court, arbitration panel or other governmental or regulatory body or, to HMR S.A.'s knowledge, threatened relating to the Assigned Technology. To HMR S.A.'s knowledge, HMR S.A. has not received any notice alleging infringement of the rights of any third party relating to HMR S.A.'s use of the Assigned Technology. HMR S.A. has not made any regulatory filings with the U.S. Food and Drug Administration, or a governmental agency of any other country serving the same function, relating to any aspect of the Assigned Technology or the testing thereof.

            (g) DISCLOSURE. HMR S.A. represents and warrants that no representation or warranty of HMR S.A. contained in this Agreement and no information contained in any schedule hereto contains or will contain any untrue statement of a material fact.

      10. REPRESENTATIONS AND WARRANTIES OF ARIAD. As of the Effective Time, ARIAD hereby represents and warrants to HMR S.A. as follows:

            (a) ORGANIZATION. ARIAD is a corporation duly organized, validly existing and in good standing under the laws of State of Delaware.

            (b) AUTHORIZATION. The execution, delivery and performance by ARIAD of this Agreement have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of its stockholders or (ii) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicable to it or any provision of its charter documents.

            (c) BINDING AGREEMENT. This Agreement is a legal, valid and binding obligation of ARIAD enforceable against it in accordance with its terms.

            (d) NO INCONSISTENT OBLIGATIONS. ARIAD is not under any obligation to any person, entity, contractual or otherwise, that is materially conflicting or materially inconsistent in any respect with the terms of this Agreement or that would materially impede the diligent and complete fulfillment of its obligations.

      11.   CONFIDENTIALITY.

            (a) ARIAD and HMR S.A. each recognize that the other party's Confidential Information constitutes highly valuable and proprietary confidential information. ARIAD and HMR S.A. each agree that for five (5) years from the date of this Agreement, it will keep confidential, and will cause its employees, consultants, Affiliates and licensees and sublicensees to keep confidential, all Confidential Information of the other party that is disclosed to it, or to any of its employees, consultants, Affiliates and licensees and sublicensees, pursuant to or in connection with this Agreement. Neither ARIAD nor HMR S.A. nor any of their respective employees, consultants, Affiliates and licensees and sublicensees shall use Confidential Information of the other party for any purpose whatsoever except as expressly permitted in this Agreement. Without limiting the generality of the foregoing, neither ARIAD nor HMR S.A. nor any of their respective employees, consultants, Affiliates and licensees and sublicensees shall use Confidential Information of the other party to invalidate or challenge any patent, issued or pending, of such other party, its Affiliates or successors, except in the defense of a legal or administrative action brought by such other party, its Affiliates or successors and, in such case, only to the extent that such Confidential Information is produced pursuant to a discovery request (prepared without any use of Confidential Information), an order of a court of competent jurisdiction or by similar judicial, administrative or governmental action.

            (b) ARIAD and HMR S.A. each agree that any disclosure of the other party's Confidential Information to any officer, employee, consultant or agent of the other party or of any of its Affiliates and licensees and sublicensees shall be made only if and to the extent necessary to carry out its rights and responsibilities under this Agreement, shall be limited to the maximum extent possible consistent with such rights and responsibilities and shall only be made to persons who are bound by written confidentiality obligations to maintain the confidentiality thereof and not to use such Confidential Information except as expressly permitted by this Agreement. ARIAD and HMR S.A. each agree not to disclose the other party's Confidential Information to any third parties under any circumstance without the prior written approval from the other party (such approval not to be unreasonably withheld), except as required in any application for regulatory approval for testing, manufacture or sale of a Human Therapeutic Product or Human Therapeutic Non-Field Product subject to this Agreement, or as otherwise required by law, and except as otherwise expressly permitted by this Agreement. Each party shall take such action, and shall cause its Affiliates and licensees and sublicensees to take such action, to preserve the confidentiality of each other's Confidential Information as it would customarily take to preserve the confidentiality of its own Confidential Information, and in no event, less than reasonable care. Each party, upon the other's request, will return all the Confidential Information of the other party disclosed to it pursuant to this Agreement and the RU Agreement, including all copies and extracts of documents, within sixty (60) days of the request following the termination of this Agreement; provided, however, that a party may retain one copy of Confidential Information in inactive archives of its legal department solely for the purpose of establishing the contents thereof.

            (c) ARIAD and HMR S.A. each represent that all of its employees and the employees of its Affiliates, and any consultants to such party or its Affiliates who shall have access to Confidential Information of the other party are bound by written obligations to maintain such information in confidence and not to use such information except as expressly permitted herein. Each party agrees to enforce confidentiality obligations to which its employees and consultants (and those of its Affiliates) are obligated.

      12. FURTHER ASSURANCES. Each party agrees that at any time and from time to time, upon the written request of the other, it will promptly and duly execute and deliver any and all such further instruments and documents and take such further action as the other may reasonably request in order to transfer the Assigned Technology (including the Tangible Materials) and obtain the full benefits of this Agreement and of the transactions contemplated hereby. Without limiting the generality of the foregoing, at the reasonable request of the other party, each party agrees to, and agrees to cause its Affiliates and successors to, execute and deliver any patent assignments relating to the Assigned Technology or the rights set forth in the fifth sentence of Section 2 to permit the requesting party to obtain the full benefits of this Agreement and the transactions contemplated hereby. In addition, HMR S.A. and ARIAD agree (a) to assist (including enforcement of employee agreements at the expense of the party requesting such assistance) each other


                                       [*]

                                       [*]


      as may be reasonably requested by the other party. The parties acknowledge that such assistance shall only be required to extend to administrative assistance reasonably necessary to enable the requesting party to exercise or enforce rights obtained under this Agreement, and shall

                                       [*]
                                                            .

      13.   GENERAL.

            (a) NOTICES. All notices, requests and other communications to ARIAD or HMR S.A. hereunder shall be in writing (including telecopy or similar electronic transmissions) and shall be personally delivered by a courier service providing evidence of receipt or sent by telecopy or other electronic facsimile transmission or by registered mail or certified mail, return receipt requested, postage prepaid, in each case to the respective address set forth below (or such other address as may be specified in writing to the other party hereto):

            If to HMR S.A.:   Hoechst Marion Roussel (France)
                              102 Route de Noisy
                              93235 Romainville Cedex
                              FRANCE
                              Attention:  General Counsel
                              Telecopy:  33 1 49 91 30 55

            With a copy to    Aventis Pharmaceuticals Inc.
                              Route 202-206
                              P.O. Box 6800
                              Bridgewater, NJ 08807-0800
                              U.S.A.
                              Attention:  Vice President and General Counsel,
                              Global Drug Development Center
                              Telecopy:  (908) 231-4480


            and a copy to:    Morgan, Lewis & Bockius LLP
                              502 Carnegie Center
                              Princeton, NJ 08540
                              U.S.A.
                              Attention:  Randall B. Sunberg, Esq.
                              Telecopy:  (609) 919-6639

            If to ARIAD to:   ARIAD Pharmaceuticals, Inc.
                              26 Landsdowne Street
                              Cambridge, MA 02139

                             U.S.A.
                             Attention:  Chief Executive Officer
                             Telecopy:  (617) 494-8144

            with a copy to:  Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
                             One Financial Center
                             Boston, MA 02111
                             Attention:  Jeffrey M. Wiesen, Esq.
                             Telecopy:  (617) 542-2241

            (b) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the application of principles of conflicts of law.

            (c) BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective legal representatives, successors and permitted assigns.

            (d) HEADINGS. Section and subsection headings are inserted for convenience of reference only and do not form a part of this Agreement.

            (e) COUNTERPARTS. This Agreement may be executed simultaneously in two counterparts, each of which shall be deemed an original.

            (f) AMENDMENT; WAIVER. This Agreement may be amended, modified, superseded or canceled, and any of the terms may be waived, only by a written instrument executed by each party or, in the case of waiver, by the party or parties waiving compliance. The delay or failure of any party at any time or times to require performance of any provisions shall in no manner affect the rights at a later time to enforce the same. No waiver by any party of any condition or of the breach of any term contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or considered as, a further or continuing waiver of any such condition or of the breach of such term or any other term of this Agreement.

            (g) NO THIRD PARTY BENEFICIARIES. No third party, including any employee of any party to this Agreement, shall have or acquire any rights by reason of this Agreement.

            (h) ASSIGNMENT AND SUCCESSORS. This Agreement shall be assignable by ARIAD, without consent, to any third party and shall not be assignable by HMR S.A. to any third party without the written consent of ARIAD, except that HMR S.A. may assign this Agreement to an Affiliate or to a third party transferee of all or substantially all of HMR S.A.'s assets which relate to the subject matter of this Agreement. The terms and conditions shall be binding on and inure to the benefit of the permitted successors and assigns of the parties. No such permitted assignment shall relieve the assignor of any of its obligations or liabilities under this Agreement.

            (i)   INTERPRETATION. The parties hereto acknowledge and agree that:
(i) each party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement; and (iii) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement.

            (j) INTEGRATION; SEVERABILITY. This Agreement constitutes the entire understanding of HMR S.A. and ARIAD with respect to the subject matter hereof and all prior or contemporaneous agreements and understandings, whether written or oral, between the parties with respect to such matter, including, without limitation, the RU Agreement, are hereby superseded in their entirety. If any provision hereof should be held invalid, illegal or unenforceable in any respect in any jurisdiction then, to the fullest extent permitted by law (i) all other provisions hereof shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction. To the extent permitted by applicable law, each party hereby waives any provision of law that would render any provision hereof prohibited or unenforceable in any respect.

            (k) EXPENSES. Each party agrees to pay its own legal, accounting and other expenses in connection with the transactions contemplated hereby including the fees and expenses of any investment banker or broker engaged by such party.

            (l) SCHEDULES. All schedules referred to in this Agreement are attached hereto and are incorporated herein by reference as if fully set forth herein.

            (m) CURRENCY. All amounts used herein are denominated in United States dollars. All calculations required hereby shall be computed, and all payments to be made hereunder, shall be in United States dollars. For purposes of determining the amounts due hereunder, the amount of Net Sales in any foreign currency shall be computed by converting such amount into United States dollars at the prevailing commercial rate of exchange for purchasing United States dollars with such foreign currency as reported in The Wall Street Journal on the last business day of the Fiscal Quarter to which a payment relates. Each payment under this Agreement shall be paid by ARIAD by wire transfer of funds to an account of HMR S.A. in accordance with the instructions provided by HMR S.A. from time to time.

            (n) ARBITRATION. In the event of any dispute, difference or question arising between the parties in connection with this Agreement, the construction thereof, or the rights, duties or liabilities of either party, then such dispute shall be resolved by binding arbitration in accordance with the rules of the American Arbitration Association. The arbitration panel shall be composed of three arbitrators, one of whom shall be chosen by HMR S.A., one by ARIAD, and the third by the two so chosen. If both or either of HMR S.A. or ARIAD fails to choose an arbitrator or arbitrators within fourteen (14) days after receiving notice of commencement of arbitration or if the two arbitrators fail to choose a third arbitrator within fourteen (14) days after their appointment, then the President of the American Arbitration Association shall, upon the request of both or either of the parties to the arbitration, appoint the arbitrator or arbitrators required to complete the board or, if he or she shall decline or fail to do so, such arbitrator or arbitrators shall be appointed by the New York City, New York office of the American Arbitration association. The decision of the arbitrators shall be by majority vote and, at the request of either party, the arbitrators shall issue a written opinion of findings of fact and conclusions of law. Costs shall be borne as determined by the arbitrators. Unless the parties to the arbitration shall otherwise agree to a place of arbitration, the place of arbitration shall be at New York City, New York, U.S.A. The arbitration award shall be final and binding upon the parties to such arbitration and may be entered in any court having jurisdiction.

      14. EFFECTIVE TIME. This Agreement shall become effective (the "Effective Time") simultaneously with the Closing (as such term is defined in the Restructuring Agreement) of the Restructuring Agreement, and shall terminate simultaneously with any termination of the Restructuring Agreement.

      15. PUBLIC ANNOUNCEMENTS. Each party will give the other party prior notification and an opportunity to provide comments on its announcement regarding the transactions contemplated hereby and will consider in good faith any proposed revisions thereof.










                  [Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.



                                    HOECHST MARION ROUSSEL (FRANCE)




                                    By: /s/ Raynaud Jacques
                                        Name: Raynaud Jacques
                                        Title: Head of DIA HMR-FRANCE


                                    ARIAD PHARMACEUTICALS, INC.




                                    By:  /s/ Harvey Berger
                                    Name: Harvey J. Berger
                                    Title: Chairman and Chief Executive Officer

                                   SCHEDULE 1

                                   DEFINITIONS


The following capitalized terms used throughout this Agreement shall have the meanings set forth below:

         "Analog" shall mean a                 [*]                        , but
[*] it in respect to                          [*]
                         .

      "Affiliate" shall mean any corporation, firm, partnership or other entity which directly or indirectly controls or is controlled by or is under common control with a party to this Agreement. "Control" means ownership, directly or through one or more Affiliates, of more than fifty percent (50%) of the shares of stock entitled to vote for the election of directors, in the case of a corporation, or more than fifty percent (50%) of the equity interests in the case of any other type of legal entity, status as a general partner in any partnership, or any other arrangement whereby a party controls or has the right to control the board of directors or equivalent governing body of a corporation or other entity.

      "Anti-Cancer Activity" shall mean cytostatic or cytolitic activity in cultured tumor cells.

      "ARIAD Owned Technology" shall mean Technology solely invented, discovered or developed by ARIAD under, and during the term of, the Research and Development Program and without use of ROUSSEL Owned Technology, and shall include without limitation the Technology set forth on Schedule 1-A. ARIAD
represents and warrants that there is not      [*]             that constitutes
any                [*]              .

      "Compound" shall mean a compound invented, discovered or developed under, and during the term of, the Research and Development Program by either party
alone or jointly by both parties which            [*]
                                        Src protein tyrosine kinase. "ROUSSEL
or Joint Compound" shall mean a Compound invented, discovered or developed by HMR S.A. or any of its Affiliates alone or jointly with ARIAD or any of its Affiliates.

      "Confidential Information" shall mean all information of a party (including but not limited to information about any element of Technology) which is disclosed by or on behalf of one party to the other with respect to the subject matter hereof (including, without limitation, any such information disclosed under the RU Agreement) except to the extent that such information (i) as of the date of disclosure is demonstrably known to the party receiving such disclosure or its Affiliates, as shown by written documentation, other than by virtue of a prior confidential disclosure to such party or its Affiliates; (ii) as of the date of disclosure is in, or subsequently enters, the public domain, through no fault or omission of the other party receiving such disclosure; or
(iii) as of the date of disclosure or thereafter is obtained from a third party free from any obligation of confidentiality to the disclosing party. For purposes of this Agreement, all [*] is Confidential Information of ARIAD, unless such [*] otherwise falls within the exceptions to Confidential Information contained in clauses (i), (ii) or (iii) of the preceding sentence.

      "Covered" means, with respect to
                                       [*]
         .


      "directly inhibits", "direct inhibition" and similar words shall mean the
direct inhibition at a             [*]            conducted in accordance with
accepted scientific procedures.


      "Field" shall mean the treatment or prophylaxis, by
                                       [*]
                                                                     Src protein
tyrosine kinase, of hyperresorptive bone diseases in humans,

                                       [*]
                                             .

      "Fiscal Quarter" shall mean one quarter of ARIAD's Fiscal Year.

      "Fiscal Year" shall mean a year starting January 1 and ending December 31.

      "Human Therapeutic Non-Field Product" shall mean any product [*] which is
invented, discovered or developed utilizing a                    [*]
                              with respect to which                         [*]
or any [*].

      "Human Therapeutic Product" shall mean any product which is invented, discovered or developed utilizing a
                                       [*]
                                       including, without limitation, any of the
                                       [*]
                                             .

      "Joint Technology" shall mean

                                       [*]

                                            .

      "Net Sales" shall mean the gross amount billed by ARIAD or its Affiliates or licensees to third parties worldwide for the sales of Human Therapeutic Products, Human Therapeutic Src Inhibition Products or Human Therapeutic Non-Field Products, as the case may be, less (a) allowances for normal and customary trade, quantity and cash discounts actually taken, (b) transportation, insurance and postage charges, if prepaid by ARIAD or any affiliate or licensee of ARIAD and billed on ARIAD's or any Affiliate's or licensee's invoices as a separate item, (c) credits, rebates, returns (including, but not limited to, wholesaler and retailer returns), to the extent actually allowed, and (d) sales, use and other taxes similarly incurred to the extent stated on the invoice as a separate item, all subject to the following:

            (i) In the case of pharmacy incentive programs, hospital performance incentive program chargebacks, disease management programs, similar programs or discounts on "bundles" of products, all discounts and the like shall be allocated among products on the basis on which such discounts and the like were actually granted, or if such basis cannot be determined, proportionately to the list prices of such products.

            (ii) In the case of any sale or other disposal by a party hereto to an Affiliate, for resale, the Net Sales shall be calculated as above on the value charged or invoiced on the first arm's length sale to a party who is not an Affiliate;

            (iii) In the event of a license as to any Human Therapeutic Product, Human Therapeutic Src Inhibition Product or Human Therapeutic Non-Field Product, Net Sales will be calculated with respect to sales of the Human Therapeutic Product, Human Therapeutic Src Inhibition Product or Human Therapeutic Non-Field Product, as the case may be, by the licensee.

            (iv) In the case of a sale of unformulated Licensed Compound in bulk for resale after formulation into Human Therapeutic Product, Human Therapeutic Src Inhibition Product or Human Therapeutic Non-Field Product, Net Sales will be calculated on the resale of Human Therapeutic Product, Human Therapeutic Src Inhibition Product or Human Therapeutic Non-Field Product, as the case may be.

            (v) In the case of any other sale or other disposal, such as barter or counter-trade, of any Human Therapeutic Product, or part thereof, otherwise than in an arm's length transaction exclusively for money, the Net Sales shall be calculated as above on the fair market price (if higher) in the relevant country of sale or disposal.

      "Research and Development Program" shall mean the research and development program conducted by ARIAD and HMR S.A. pursuant to the RU Agreement.

      "ROUSSEL Owned Technology" shall mean Technology (i) solely invented, discovered or developed by HMR S.A. or its Affiliates under, and during the term of, the Research and Development Program and without use of ARIAD Technology and
(ii) Section 3.1 Technology. For purposes of clarification, ROUSSEL Owned Technology does not include Technology invented, discovered or developed by HMR S.A.'s Affiliates, other than under, and during the term of, the Research and Development Program or publicly-available Technology.

      "Src Inhibition Field" shall mean the treatment or prophylaxis, by [*]
               Src protein tyrosine kinase, of diseases in humans          [*].

      "Section 3.1 Technology" shall mean Technology transferred to HMR S.A. by ARIAD pursuant to Section 3.1 of the RU Agreement.

      "Technology" shall mean and include all inventions, discoveries, improvements and proprietary materials, whether or not patentable, and all data and information related thereto, including, but not limited to, samples of, and structural and functional information pertaining to, chemical compounds, DNA vectors, cells, antibodies, other proteins or other biological substances, including DNA sequence information and information pertaining to three-dimensional structure of proteins and other substances; other data; formulations; techniques; and know-how; including any negative results.

      "Valid Claim" means, with respect to each country in the world, a claim in any issued patent that is directed to any ROUSSEL Owned Technology or Joint Technology that has not been disclaimed or held unenforceable or invalid in such country by a governmental agency or court of competent jurisdiction by a decision beyond right of review.

As used in this Agreement, the following terms shall have the respective meanings specified in the Sections indicated below.


          Defined Term                       Section
          ------------                       -------
          Agreement                          Preamble
          Assigned Technology                2
          ARIAD                              Preamble
          Effective Time                     14
          HMR S.A.                           Preamble
          HMR S.A. Indemnitee                8
          Restructuring Agreement            Preamble
          RU Agreement                       Preamble
          Tangible Materials                 3

                                  SCHEDULE A-1
                                ARIAD TECHNOLOGY
                             (Patents Applications)






                                       [*]

                              [One page redacted.]

                                   SCHEDULE 2

                  JOINT TECHNOLOGY AND ROUSSEL OWNED TECHNOLOGY
                  ---------------------------------------------
                   (INCLUDING PATENTS AND PATENT APPLICATIONS)

I. Patents to be assigned by HMR S.A. to ARIAD are set forth on Exhibit A to this Schedule 2.

II.   [*] patent to be assigned by HMR S.A. to ARIAD:

         Case:                              [*]
         Country:                           [*]
         Type:                              [*]
         Filing Date:                       [*]
         Filing No.:                        [*]
         Expiration:                        [*]
         Abbreviated Title:                 [*]

III.




                                       [*]





IV.





                                       [*]



V.    Schedule 3 is incorporated herein by reference.


                              [One page redacted.]

                                    EXHIBIT A

                            Patent Applications Filed
                            By Hoechst Marion Roussel










                                       [*]

                             [Four pages redacted.]

                                    EXHIBIT B










                                       [*]

                            [Thirty pages redacted.]

                                   SCHEDULE 3

                               TANGIBLE MATERIALS


I.






                                       [*]



II.







                                       [*]







III.






                                       [*]


                              [One page redacted.]

                                   SCHEDULE 4

                      MEETING DATE, LOCATION AND ATTENDEES



1.       HMR S.A. and Affiliates attendees:
         [*]
         [*]
         [*]
         [*]

2.       ARIAD attendees:
         [*]
         [*]
         [*]
         [*]
         [*]

3.       Meeting date: [*].

4.       Meeting location:  [*]